                                                                    Exhibit 28.3


Report for the Fiscal Year Ended June 30, 1997 Aggregating Certain Monthly Information to Certificateholders dated September 26, 1997 with respect to Registrant's Mortgage Pass-Through Certificates, Series 1996-A, 1996-B, 1996-C, 1996-D, 1997-A and 1997-B

I.A(i) The amount of such distribution allocable to principal

Pool Series       Amount Allocable to Principal
-----------       -----------------------------
1996-A            $27,371,833.17  Group 1-Fixed Rate
                   36,053,135.09  Group 2-Adjustable Rate

1996-B             27,266,642.76  Group 1-Fixed Rate
                   64,983,819.95  Group 2-Adjustable Rate

1996-C             30,196,770.47  Group 1-Fixed Rate
                   87,682,046.30  Group 2-Adjustable Rate

1996-D             23,146,416.58  Group 1-Fixed Rate
                   35,692,513.50  Group 2-Adjustable Rate

1997-A              7,358,963.27  Fixed Rate

1997-B                443,043.43  Group 1-Fixed Rate
                    1,753,303.78  Group 2-Adjustable Rate

I.A(ii) The amount of such distribution allocable to interest:

Pool Series       Amount allocable to interest
-----------       ----------------------------
1996-A            $ 5,676,788.43  Group 1-Fixed Rate
                    4,716,856.18  Group 2-Adjustable Rate

1996-B              7,429,013.01  Group 1-Fixed Rate
                    8,947,131.47  Group 2-Adjustable Rate

1996-C              9,365,999.38  Group 1-Fixed Rate
                   15,521,852.26  Group 2-Adjustable Rate

1996-D              8,610,981.11  Group 1-Fixed Rate
                   11,065,475.47  Group 2-Adjustable Rate

1997-A              4,871,559.32  Fixed Rate

1997-B              1,540,987.33  Group 1-Fixed Rate
                    2,280,037.88  Group 2-Adjustable Rate

I.A(iii) The amount of such distribution allocable to any excess interest or excess cash distribution in connection with any overcollateralization feature:

                     Initial                                       Balance
Pool Series          Overcollateralization     Increases           6/30/97
-----------          ---------------------   --------------    --------------
1996-A                   $3,309,683.46       $ 5,440,316.54    $ 8,750,000.00
1996-B                    3,671,692.97        11,549,949.03     15,221,642.00
1996-C                    3,589,489.71        16,427,360.16     20,016,849.87
1996-D                    4,771,708.08        12,400,484.94     17,172,193.02
1997-A                      427,166.45         1,670,669.08      2,097,835.53
1997-B                    1,638,971.84               -0-         1,638,971.84

*I.A(iv)  Total amount of any insured payment included in the amount distributed

Pool Series          Amount
-----------          ------
1996-A               -0-
1996-B               -0-
1996-C               -0-
1996-D               -0-
1997-A               -0-
1997-B               -0-

I.A(iv) The amount of any fee paid in respect of credit enhancement for the related collection period (represents amount held in Expense Account at Bankers Trust at 6/30/97):

Pool Series          Amount
-----------          ------
1996-A               -0-
1996-B               -0-
1996-C               -0-
1996-D               -0-
1997-A               -0-
1997-B               -0-

I.A(v) The amount of unreimbursed monthly advances and/or servicing advances:

Pool Series       Amount
-----------       ------
1996-A            $  557,939.42
1996-B               908,544.88
1996-C             1,219,527.42
1996-D             1,293,187.61
1997-A               280,207.54
1997-B             1,723,050.28

I.A(vi) The aggregate amount (a) otherwise allocable to the subordinated Certificateholders on such distribution date, and (b) withdrawn from reserve account, if any, that is included in the amounts distributed with respect to senior certificates.

None.

I.A(vii) The aggregate outstanding principal balance of the Mortgage Loans in the related pool or Mortgage Loan Group:

Pool Series       Principal Balance
-----------       -----------------
1996-A            $ 71,766,861.94  Group 1-Fixed Rate
                    63,433,942.55  Group 2-Adjustable Rate

1996-B              95,772,935.82  Group 1-Fixed Rate
                   123,842,093.20  Group 2-Adjustable Rate

1996-C             150,284,369.91  Group 1-Fixed Rate
                   276,853,663.20  Group 2-Adjustable Rate

1996-D             224,594,442.07  Group 1-Fixed Rate
                   325,161,905.25  Group 2-Adjustable Rate

1997-A             209,738,872.26  Fixed Rate

1997-B             189,566,956.88  Group 1-Fixed Rate
                   308,246,696.66  Group 2-Adjustable Rate

I.A(viii) The number and aggregate principal balance of Mortgage Loans in the related mortgage pool contractually delinquent (a) 30 to 59 days, (b) 60 to 89 days and (c) 90 days or more as of the end of the related collection period:

                               30 to 59          60 to 89          90 or more
Pool Series                    days              days              days
-----------                    --------          --------          ----------
1996-A
Group 1-Fixed Rate
Principal Balance              $ 2,362,266.58    $   500,003.87    $1,002,590.65
Number of loans                  40                  10             21

Group 2-Adjustable Rate
Principal Balance                3,075,204.89        819,998.35     2,924,605.80
Number of loans                  27                  9              33

1996-B
Group 1-Fixed Rate
Principal Balance              $ 3,126,230.99    $   755,538.74    $  906,892.54
Number of loans                  64                  12               21

Group 2-Adjustable Rate
Principal Balance                5,585,015.16      1,489,781.74     3,012,166.00
Number of loans                  60                18               34

1996-C
Group 1-Fixed Rate
Principal Balance                4,916,261.47      1,016,640.12       914,607.20
Number of loans                  95                21                 13

Group 2-Adjustable Rate
Principal Balance                9,396,165.16      3,279,960.47     3,041,894.90
Number of loans                  114               38               33

1996-D
Group 1-Fixed Rate
Principal Balance                5,538,515.50      1,342,508.02     1,245,131.50
Number of loans                  111               24               22

Group 2-Adjustable Rate
Principal Balance               10,936,004.93      3,337,507.88     1,911,823.30
Number of loans                 132                42               25

1997-A
Principal Balance                4,919,015.40      1,535,737.79     1,185,334.34
Number of loans                  82                26               14

1997-B
Group 1-Fixed Rate
Principal Balance               14,547,025.25      1,377,165.40    -0-
Number of loans                 245                22              -0-

Group 2-Adjustable Rate
Principal Balance               39,532,848.01     18,718,531.72        85,794.80
Number of loans                 409               135                2

I.A(ix) The aggregate principal balances of Mortgage Loans in foreclosure or other similar proceedings and the aggregate principal balances of Mortgage Loans, the mortgagor of which is known by the Servicer to be in bankruptcy as of the end of the period:

Pool Series                Loans in Foreclosure
-----------                --------------------
1996-A
Group 1-Fixed Rate
Principal Balance          $ 7,824,484,92
Number of loans              114

Group 2-Adjustable Rate
Principal Balance           13,671,940.11
Number of loans             125

1996-B
Group 1-Fixed Rate
Principal Balance           11,403,385.67
Number of loans             169

Group 2-Adjustable Rate
Principal Balance           23,939,010.34
Number of loans             260

1996-C
Group 1-Fixed Rate
Principal Balance            9,611,780.97
Number of loans              158

Group 2-Adjustable Rate
Principal Balance           28,908,480.49
Number of loans             311

1996-D
Group 1-Fixed Rate
Principal Balance           10,271,141.27
Number of loans             182

Group 2-Adjustable Rate
Principal Balance           23,770,761.09
Number of loans             269

1997-A
Principal Balance            2,573,701.21
Number of loans              45

1997-B
Group 1-Fixed Rate
Principal Balance              154,942.57
Number of loans                2

Group 2-Adjustable Rate
Principal Balance              126,027.20
Number of loans                2

I.A(x) The certificate principal balance of each Class of Certificates:

Pool Series       Certificate Principal Balance
-----------       -----------------------------
1996-A            $ 68,016,861.94  Group 1-Fixed Rate
                    58,433,942.55  Group 2-Adjustable Rate

1996-B              91,571,701.82  Group 1-Fixed Rate
                   112,821,685.20  Group 2-Adjustable Rate

1996-C             144,803,229.54  Group 1-Fixed Rate
                   262,317,953.70  Group 1-Fixed Rate

1996-D             218,853,583.40  Group 1-Fixed Rate
                   313,730,570.90  Group 2-Adjustable Rate

1997-A             207,641,036.73  Fixed Rate

1997-B             189,566,956.57  Group 1-Fixed Rate
                   308,246,696.22  Group 2-Adjustable Rate